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IDS Life of New York Variable Retirement and Combination Retirement
Annuity
Registration No. 2-78194/811-3500

EXHIBIT INDEX

Exhibit 10:           Consent of Independent Auditors.

Exhibit 11:           Financial Statement Schedules and Report of
                      Independent Auditors.

Exhibit 14:           Financial Data Schedules.

Exhibit               15:  Power  of  attorney  to  sign   Amendments   to  this
                      Registration Statement, dated March 26, 1997.